                                                                     Exhibit 1.1
                                                                     -----------

                             PHILIP SERVICES CORP.

                           15,000,000 Common Shares 1
                                 (no par value)

                          U.S. Underwriting Agreement


                                                              New York, New York
                                                                          , 1997

SALOMON BROTHERS INC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
      As U.S. Representatives of the several
      U.S. Underwriters,
c/o SALOMON BROTHERS INC
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

     Philip Services Corp., an Ontario corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "U.S. Underwriters"), for whom you (the "U.S. Representatives") are acting as representatives, 15,000,000 common shares of the Company, no par value (said class of stock being hereinafter called the "Common Shares," and said shares to be issued and sold by the Company being hereinafter called the "U.S. Underwritten Securities"). The Company also proposes to grant to the U.S. Underwriters an option to purchase up to 2,250,000 additional Common Shares (the "U.S. Option Securities"; the U.S. Option Securities, together with the U.S. Underwritten Securities, being hereinafter called the "U.S. Securities"). It is understood that the Company is concurrently entering into an International Underwriting Agreement dated the date hereof (the "International Underwriting Agreement") providing for the sale by the Company of an aggregate of 5,000,000 Common Shares (said shares to be sold by the Company pursuant to the International Underwriting Agreement being hereinafter called the "International Underwritten Securities") outside the United States through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Salomon Brothers International Limited and Merrill Lynch International are acting as representatives (the "International Representatives"; the U.S. Representatives, together with the International Representatives being hereinafter called the "Representatives"), and providing for the grant to the International Underwriters of an option to purchase from the Company up to 750,000 additional Common Shares (the "International Option Securities"; the International

1 Plus options to purchase from Philip Services Corp. up to 2,250,000 additional shares to cover over-allotments.




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Option Securities, together with the International Underwritten Securities, being hereinafter called the "International Securities" and the U.S. Securities, together with the International Securities, being hereinafter called the "Securities"). It is further understood and agreed that the International Underwriters and the U.S. Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters dated the date hereof (the "Agreement Between U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to the U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement.

         1.  Representations and Warranties.

         The Company represents and warrants to, and agrees with, each U.S. Underwriter as set forth below in this Section 1. Certain terms used in this
Section 1 are defined in Section 18 hereof.

         (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-36549) on Form S-1, including a related preliminary prospectus, for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either (A) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including a form of final prospectus) or (B) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the related U.S. Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the U.S. Representatives shall agree in writing to a modification, shall be in all substantive respects in the forms furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest U.S. Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

         It is understood that three forms of prospectus are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States Persons, one form of prospectus relating to the International Securities which are to be offered and sold to Canadian Persons and one form of prospectus relating to the International Securities which are to be offered and sold to persons who are neither United States Persons nor Canadian Persons. Such form of prospectus relating to the U.S. Securities as first filed





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    pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "U.S. Prospectus"; such forms of prospectus relating to the International Securities as first furnished by the Company to the International Underwriters after the execution of this Agreement are hereinafter called the "International Prospectuses"; and the U.S. Prospectus and the International Prospectuses are hereinafter collectively called the "Prospectuses".

         (b) On the Effective Date, the Registration Statement did or will, and when the U.S. Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which shares sold in respect of the U.S. Underwriters' over-allotment option are purchased, if such date is not the Closing Date (a "settlement date"), the U.S. Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the U.S. Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the U.S. Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the U.S. Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any U.S. Underwriter through the U.S. Representatives specifically for inclusion in the Registration Statement or the U.S. Prospectuses (or any supplement thereto).

         (c) Each of the Company and its Subsidiaries has been duly amalgamated or incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect.

         (d) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectuses, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any security interest.




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         (e)  The Company's authorized equity capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses; the outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the U.S. Securities being sold hereunder have been duly and validly authorized, and, when issued and delivered to and paid for by the U.S. Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the U.S. Securities have been duly authorized for listing, subject to official notice of issuance on The Toronto Stock Exchange, the Montreal Exchange and the New York Stock Exchange; the certificates for the U.S. Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the U.S. Securities; and, except as set forth in the Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.


         (f) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectuses under the heading "Material Income Tax Considerations" fairly summarize the matters therein described.

         (g) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) enforceability may be limited by principles of equity, whether considered in a proceeding in equity or at law and (iii) rights to indemnity and contribution hereunder may be limited by federal, provincial or state securities laws or the public policy underlying such laws.

         (h) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and Canadian Securities Laws and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectuses.

         (i) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, or result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Subsidiaries or (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties.

         (j) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

         (k) The financial statements and schedules included in the Prospectuses and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act, the Canadian Securities Laws and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles (United States or Canada, as applicable) applied on a consistent basis throughout the periods involved (except as
    otherwise noted therein).   The selected financial data set forth under the
    caption "Selected Consolidated Historical Financial Data" in the Prospectuses and Registration Statement fairly present, on the basis stated in the Prospectuses and the Registration Statement, the information included therein.

         (l) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect (except, in the case of this clause (ii), for those that have been disclosed in the Prospectuses, exclusive of any supplement thereto); and no labor disturbance by or dispute with the employees of the Company exists or is, to the best knowledge of the Company, threatened or is imminent that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

         (m) Each of the Company and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted; neither the Company nor any Subsidiary is in violation of any law, rule or regulation of any Canadian or United States federal, provincial, state, local or foreign governmental or regulatory authority applicable to it or is not in non-compliance with any term or condition of, or has failed to obtain and maintain in effect, any license, certificate, permit or other governmental authorization required for the ownership or lease of its property or the conduct of its business, which violation, non-compliance or failure would individually or in the aggregate have a Material Adverse Effect, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto); and the Company has not received notice of any proceedings relating to the revocation or material modification of any such license, certificate, permit or other authorization.

         (n) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (except for any violations or defaults that would not individually or in the aggregate have a Material Adverse Effect), or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable (except for any violations or defaults that would not individually or in the aggregate have a Material Adverse Effect).

         (o) Deloitte & Touche, who have certified certain financial statements of the Company and its consolidated Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules of the Company included in the Prospectuses, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and within the meaning of the Business Corporations Act (Ontario).

         (p) There are no transfer taxes or other similar fees or charges under Canadian or United States federal, provincial, state, local or foreign law required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the U.S. Securities.

         (q) The Company has filed all Canadian and United States federal, provincial, state, local or foreign tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

         (r) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).





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         (s)  No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectuses (exclusive of any supplement thereto).

         (t) The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate Canadian and United States federal, provincial, state, local or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

         (u) Except as disclosed in the Registration Statement and the Prospectuses (exclusive of any supplement thereto) and except as would not individually or in the aggregate have a Material Adverse Effect, (i) the Company and its Subsidiaries are each in compliance with all applicable Environmental Laws (as hereafter defined), (ii) the Company and its Subsidiaries have all Permits required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened Environmental Claims (as hereafter defined) against the Company or any of its Subsidiaries and (iv) there are no circumstances with respect to any property or operations of the Company or its Subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or its Subsidiaries. In addition, based upon the Company's reviews, conducted in the ordinary course of its business, of the effect of Environmental Laws on the business and operations of the Company and its Subsidiaries, the Company has reasonably concluded that, except as disclosed in the Registration Statement and the Prospectuses (exclusive of any supplement thereto), the costs and liabilities under Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure or rehabilitation of properties or compliance with Environmental Laws or any Permit, any related constraints on operating activities and potential liabilities to third parties), other than costs and liabilities that have been reserved for in the financial statements included in the Registration Statement and the Prospectuses (exclusive of any supplement thereto), would not, singularly or in the aggregate, have a Material Adverse Effect.

         For purposes of this subsection, the following terms have the following meanings: "Environmental Law" means any Canadian or United States federal, provincial, state, local or foreign statute, law, rule, regulation, ordinance, code, policy, guideline or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material, contaminant, waste or other substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claim" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, lien, notice of noncompliance or violation, investigation or proceeding relating in any way to any Environmental Law.

         (v) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that
    (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          Any certificate signed by any officer of the Company and delivered to the U.S. Representatives or counsel for the U.S. Underwriters in connection with the offering of the U.S. Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each U.S. Underwriter.

         2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each U.S. Underwriter, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price
equal to the  public offering price of $      per share, the amount of the U.S.
Underwritten Securities set forth opposite such U.S. Underwriter's name in
Schedule I hereto. All references herein to "$" or "dollars" are to U.S. dollars, unless otherwise indicated.

         (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several U.S. Underwriters to purchase, severally and not jointly, up to 2,250,000 shares of the U.S. Option Securities at the same purchase price per share as the U.S. Underwriters shall pay for the U.S. Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the U.S. Underwritten Securities by the U.S. Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the U.S. Prospectus upon written or telegraphic notice by the U.S. Representatives to the Company setting forth the number of shares of the U.S. Option Securities as to which the several U.S. Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of U.S. Option Securities by the Company, and payment therefor to the Company, shall be made as provided in Section 3 hereof. The number of shares of the U.S. Option Securities to be purchased by each U.S. Underwriter shall be the same percentage of the total number of shares of the U.S. Option Securities to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the U.S. Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

         (c) As compensation to the U.S. Underwriters, the Company will pay to you, for the accounts of the several U.S. Underwriters, a commission equal to $ per share for the U.S. Securities purchased hereunder.

         3. Delivery and Payment. Delivery of and payment for the U.S. Underwritten Securities and the U.S. Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York
City time, on                      , 1997, or at such time on such later date
not more than three Business Days after the foregoing date as the U.S. Representatives and the International Representatives shall designate, which date and time may be postponed by agreement among the U.S. Representatives, the International Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the U.S. Securities being herein called the "Closing Date"). Delivery of the U.S. Securities shall be made to the U.S. Representatives for the respective accounts of the several U.S. Underwriters against payment by the several U.S. Underwriters through the U.S. Representatives of the respective aggregate purchase prices of the U.S. Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company (net of the related commissions payable to the U.S. Underwriters). Delivery of the U.S. Underwritten Securities and the U.S. Option Securities shall be made through the facilities of The Depository Trust Company unless the U.S. Representatives shall otherwise instruct.

          If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver the U.S. Option Securities to the U.S. Representatives through the facilities of The Depository Trust Company (unless the U.S. Representatives shall otherwise instruct) on the date specified by the U.S. Representatives (which shall be within three Business Days after exercise of said option, against payment by the several U.S. Underwriters through the U.S. Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company (net of the related commissions payable to the U.S. Underwriters). If settlement for the U.S. Option Securities occurs after the Closing Date, the Company will deliver to the U.S. Representatives on the settlement date for the U.S. Option Securities, and the obligation of the U.S. Underwriters to purchase the U.S. Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

         It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the International Underwriting Agreement, and that the settlement date, if any, shall occur simultaneously with the "settlement date" under the International Underwriting Agreement.

         4. Offering by Underwriters. It is understood that the several U.S. Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the U.S. Prospectus.

         5.  Agreements.

         (a)  The Company agrees with the several U.S. Underwriters that:

         (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the U.S. Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the U.S. Prospectus is otherwise required under Rule 424(b), the Company will cause the U.S. Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the U.S. Representatives of such timely filing. The Company will promptly advise the U.S. Representatives (A) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (B) when the U.S. Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (C) when, prior to termination of the offering of the U.S. Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the U.S. Prospectus or of any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

        (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs or a material fact or omission arises or is discovered as a result of which the U.S. Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the U.S. Prospectus to comply with the Act or the rules thereunder, the Company promptly will (A) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (B) supply any supplemented U.S. Prospectus to you in such quantities as you may reasonably request as soon as practicable after such amendment or supplement is filed with the Commission. The Company shall in good faith discuss with the U.S. Representatives any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether a supplement or amendment need be filed pursuant to this paragraph.

       (iii) As soon as practicable, the Company will make generally available to its security holders (within the meaning of Rule 158 under the Act) an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

        (iv) The Company will furnish to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other U.S. Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an U.S. Underwriter or dealer may be required by the Act or required under the Canadian Securities Laws or otherwise, as many copies of each U.S. Preliminary Prospectus and the U.S. Prospectus and any supplement thereto as the U.S. Representatives may reasonably request as soon as possible after compliance with applicable law. The Company will pay the expenses of printing or other production of all documents relating to the offering.

         (v) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the U.S. Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the U.S. Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the U.S. Securities, in any jurisdiction where it is not now so subject.

        (vi) The Company will not, for a period of 90 days following the Execution Time, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and the Company may issue Common Shares in connection with one or more acquisitions provided that the Common Shares so issued may not be sold or otherwise disposed of to the public (including any transaction effected through the facilities of, or reported on, a securities exchange) for a period of 90 days following the Execution Time.

         (b) Each U.S. Underwriter agrees that (i) it is not purchasing any of the U.S. Securities for the account of anyone other than a United States Person,
(ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Securities or distribute any U.S. Prospectus to any person outside the United States, or to anyone other than a United States Person, and (iii) any dealer to whom it may sell any of the U.S. Securities will represent that it is not purchasing for the account of anyone other than a United States Person and agree that it will not offer or resell, directly or indirectly, any of the U.S. Securities outside the United States, or to anyone other than a United States Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (A) purchases and sales between the International Underwriters on the one hand and the U.S. Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through Salomon Brothers Inc (or through the U.S. Representatives and International Representatives) as part of the distribution of the Securities, and (C) sales to or through (or distributions of U.S. Prospectuses or U.S. Preliminary Prospectuses to) United States Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of anyone other than a United States Person.

         (c) The agreements of the U.S. Underwriters set forth in paragraph (b) of this Section 5 shall terminate upon the earlier of the following events:

         (i) a mutual agreement of the U.S. Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph (b) of this Section 5 and in Section 5(b) of the International Underwriting Agreement; or

        (ii) the expiration of a period of 30 days after the Closing Date, unless (A) the International Representatives shall have given notice to the Company and the U.S. Representatives that the distribution of the International Securities by the International Underwriters has not yet been completed, or (B) the U.S. Representatives shall have given notice to the Company and the International Underwriters that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed. If such notice by the U.S. Representatives or the International Representatives is given, the agreements set forth in such paragraph (b) shall survive until the earlier of (1) the event referred to in clause (i) of this subsection
    (c) or (2) the expiration of an additional period of 30 days from the date of any such notice.

         6. Conditions to the Obligations of the U.S. Underwriters. The obligations of the U.S. Underwriters to purchase the U.S. Underwritten Securities and the U.S. Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) If the Registration Statement has not become effective prior to the Execution Time, unless the U.S. Representatives and the International Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM, New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM, New York City time, on such date or (ii) 9:30 AM, New York City time, on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM, New York City time, on such date; if filing of the U.S. Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the U.S. Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

         (b) You shall have received on the Closing Date (1) an opinion of Stikeman, Elliott (Toronto), Canadian counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the Underwriters, and to Osler, Hoskin & Harcourt, Canadian counsel to the Underwriters, and Testa, Hurwitz & Thibeault, LLP, United States counsel to the Underwriters, to the effect set forth in paragraphs (i) (first sentence), (iv) (first two clauses),
(vii), (viii), (ix), (x) (clauses A and C), (xii), (xiii), (xiv) and (xv) below, and (2) an opinion of Colin Soule, General Counsel of the Company, dated the Closing Date and addressed to you, as Representative of the Underwriters, and to Osler, Hoskin & Harcourt, Canadian counsel to the Underwriters, and Testa, Hurwitz & Thibeault, LLP, United States counsel to the Underwriters, to the effect set forth in paragraphs (i), (ii), (iii), (iv), (v), (vi), (viii), (x) and (xi) below:

         (i) the Company has been duly amalgamated and is validly existing as a corporation in good standing under the laws of the Province of Ontario, with full corporate power and authority to own its properties and conduct its business as described in the Prospectuses. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectuses;

         (ii) each of the subsidiaries listed on Exhibit 21.1 to the Company's registration statement (File number 333-36549) on Form S-1 (individually a "Material Subsidiary" and collectively the "Material Subsidiaries") has been duly amalgamated or incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectuses;

(iii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectuses, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

         (iv) the Company's authorized equity capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses; the outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable; to the best knowledge of such counsel, the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, to the best knowledge of such counsel and except as set forth in the Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

         (v) the Securities being sold hereunder and under the International Underwriting Agreement by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the U.S. Underwriters pursuant to this Agreement and by the International Underwriters pursuant to the International Underwriting Agreement, will be fully paid and nonassessable; the Securities being sold hereunder and under the International Underwriting Agreement by the Company are duly authorized for listing, subject to official notice of issuance, on The Toronto Stock Exchange, the Montreal Exchange and the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form under the Business Corporations Act (Ontario);

         (vi) to the knowledge of such counsel, there is no material pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries which is not adequately disclosed in the Prospectuses;

        (vii) the statements made in the U.S. Prospectus relating to Canadian federal income tax laws and regulations under "Material Income Tax Considerations", to the extent that the foregoing statements constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects;

       (viii) the Company has the corporate power and authority to enter into this Agreement and the International Underwriting Agreement and to issue, sell and deliver the Common Shares to be sold by it to the Underwriters as provided herein and in the International Underwriting Agreement, and this Agreement and the International Underwriting Agreement have been duly authorized and, to the extent that execution and delivery are matters governed by the laws of the Province of Ontario, have been duly executed and delivered by the Company;

         (ix) no consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official in any of the Canadian Qualifying Jurisdictions is required on the part of the Company (except as have been obtained under the Canadian Securities Laws) in connection with the purchase and distribution of the Securities by the International Underwriters in the manner contemplated in the International Underwriting Agreement and in the International Prospectuses;

         (x) neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated herein or in the International Underwriting Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, (A) the charter or by-laws of the Company or its Subsidiaries or (B) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its Subsidiaries is a party or bound or to which its property is subject known to such counsel, or (C) any Ontario or Canadian statute, law, rule, regulation, judgment, order or decree applicable to the Company or its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority (assuming compliance with all applicable Canadian Securities Laws), which violation or default would, in the case of clauses (B) and (C) above,either individually or in the aggregate with all other violations and defaults referred to in this paragraph (x) (if any), have a Material Adverse Effect, except as set forth in or contemplated in the Prospectuses;

         (xi) to the best knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement;

        (xii) the choice of law of the State of New York as the governing law of the Underwriting Agreement will be upheld as a valid choice of law by a court of competent jurisdiction in the Province of Ontario (an "Ontario Court"), provided that such choice of law is a valid choice under the laws of the State of New York and is made bona fide (in the sense that it was not made with a view to avoiding the consequences of the law of any other jurisdiction) and provided that such choice of law is not contrary to public policy as that term is understood under the laws of the Province of Ontario and there are no public policy grounds that would be contravened by the choice of New York law to generally govern the Underwriting Agreement;

       (xiii) subject to the qualifications set forth in paragraph (xii) and paragraph (xvi), if an action were brought to enforce this Agreement and the International Underwriting Agreement in an Ontario Court, the court would apply the laws of the State of New York as the law governing this Agreement and the International Underwriting Agreement upon appropriate evidence of such laws being adduced, provided that: (A) the laws of the Province of Ontario respecting procedural matters shall govern the action; (B) the application of the substantive laws of the State of New York is not contrary to public policy as that term is understood under the laws of the Province of Ontario; (C) none of the terms of this Agreement or the International Underwriting Agreement are contrary to public policy as that term is understood under the laws of the Province of Ontario, (D) performance of any obligation sought to be enforced is not illegal by the law of the place of performance;
              (E) there are no Province of Ontario or federal laws of mandatory application which may affect the enforceability of agreements governed by foreign laws; (F) the Ontario Court does not conclude that the Province of Ontario is an inconvenient forum to hear such an action and, concurrent proceedings are not brought elsewhere;
              (G) due service of process has been made upon the defendant in accordance with the laws of the Province of Ontario; and (H) the action is brought within the limitation period then applicable in the Province of Ontario; and (I) there are no public policy grounds that would be contravened by the enforcement of any of the terms of this Agreement or the International Underwriting Agreement;

        (xiv) although this Agreement and the International Underwriting Agreement are expressed to be governed by and construed in accordance with the laws of the State of New York, in the event that in any action in an Ontario Court to enforce this Agreement or the International Underwriting Agreement either (A) the court were to disregard the choice of New York law, or (B) New York law was not proven to the court, and, in each case, the laws of the Province of Ontario were applied to govern the legality, validity and interpretation of such agreement, then, subject to the qualifications set forth in paragraph (xvi) and the qualification that with respect to Section 8(d) (last sentence) of such agreements, there may be restrictions imposed by the common law upon persons who are not party to the agreement regarding their ability to enforce provisions in such agreement for their benefit, this Agreement and the International Underwriting Agreement each would constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms;

         (xv) subject to the qualifications set forth in paragraph (xii) and
              (xvi), if an action is brought in an Ontario Court upon a final and conclusive judgment in personam of a New York Court respecting the enforcement of this Agreement or the International Underwriting Agreement that is not void or voidable under New York law, the New York judgment shall be treated as conclusive as to any matter adjudicated upon and shall not be impeached for any error of fact or law, provided that: (A) the New York Court had jurisdiction over the judgment debtor as recognized by the Canadian Court (submission by the Company to the non-exclusive jurisdiction of a New York Court being sufficient); (B) the Canadian Court does not conclude that the defendant, being the defendant in the original action was not duly served with the process of the New York Court and did not appear, notwithstanding that it was carrying on business or was ordinarily resident in New York and notwithstanding that it agreed to submit to the jurisdiction of that Court; (C) such judgment was not obtained by fraud; (D) such judgment is for a sum certain in money; (E) such judgment is not directly or indirectly for the payment of a penalty or a sum of money due under the revenue or expropriatory laws of New York or the United States; (F) such judgment has not been satisfied or for any other reason is not a subsisting judgment; (G) such judgment is not in respect of a cause of action that, for reasons of public policy or for some similar reason, would not have been entertained by the Canadian Court; (H) such judgment was not obtained in proceedings that were contrary to the principles of natural justice; (I) there are no Province of Ontario or federal laws of mandatory application which would affect the enforceability of the judgment; and (J) the action to enforce such judgment in personam of the New York Court is brought within the limitation period then applicable in the Province of Ontario; (K) no new admissible evidence relevant to the action is discovered prior to the rendering of the judgment of the Ontario Court; and (L) there are no public policy grounds that would be contravened by the enforcement of judgments of a New York Court under the terms of this Agreement or the International Underwriting Agreement; and

        (xvi) Each opinion may state that in any action brought in a Canadian Court, the enforceability of this Agreement or the International Underwriting Agreement or a New York judgment may be limited or precluded by: (A) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors rights generally; (B) any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada); (C) any order made by the Competition Tribunal under the Competition Act (Canada); (D) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity; and (E) applicable law in, or public policy as that term is understood in, the Province of Ontario pertaining to any rights of indemnity or contribution contained in this Agreement or the International Underwriting Agreement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Province of Ontario and of Canada, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Reference to the Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.

         (c) You shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the Underwriters, to the effect that:

         (i) the Registration Statement has become effective under the Act; any required filing of the Prospectuses, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and each of the Prospectuses (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) appear on their face to be appropriately responsive in all material respects with the requirements of the Act and the rules applicable to registration statements on Form S-1 (provided that such counsel may state that in giving such opinion, it is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the U.S. Prospectus);

         (ii) no consent, approval, authorization, filing with or order of any court or governmental agency or body under the laws of the State of New York or the federal laws of the United States is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction and the rules and regulations of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the International Underwriting Agreement and in the Prospectuses;

        (iii) to the extent that execution and delivery are matters governed by New York law, this Agreement has been duly executed and delivered by the Company;

         (iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its

              Subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectuses, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required;

         (v) the statements made in the Prospectuses relating to United States federal income tax laws and regulations under "Material Income Tax Considerations", to the extent that the foregoing statements constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects;

         (vi) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be subject to registration or regulation as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act") or required to seek an exemptive order under the Investment Company Act PERMITTING ? such registration pursuant to Section 7(d) thereunder;

        (vii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated herein or in the International Underwriting Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to any United States federal or New York State statute, law, rule or regulation, or any judgment, order or decree applicable to the Company or its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority in the United States (assuming compliance with all applicable state securities and Blue Sky laws and compliance with the disclosure requirements of the United States federal and New York State securities laws), which violation or default would, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (vii) (if any), have a Material Adverse Effect, except as set forth in or contemplated in the Prospectuses; and

       (viii) subject to applicable exceptions, under the laws of the State of New York and United States Federal law relating to submission to jurisdiction, the Company has, pursuant to Section 15 of this Agreement, validly submitted to the non-exclusive jurisdiction of any federal or state court in New York county in the state of New York in any action arising out of or relating to this Agreement or the transactions contemplated thereby and have validly and irrevocably waived any objection to the venue of a proceeding in any such court and has validly appointed CT Corporation System in
              Section 15 of this Agreement for the purposes described therein; and service of process effected in the manner set forth in Section 15 of this Agreement will be effective to confer valid personal jurisdiction over the Company in any such action.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, Canadian counsel for the Company, representatives of the independent auditors of the Company and representatives of and counsel for the Underwriters at which the contents of the Registration Statement and the Prospectuses were discussed, and although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements in the Registration Statement or the Prospectuses, and has made no independent check or verification thereof, no facts have come to the attention of such counsel that cause them to believe that the Registration Statement at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses, as of their respective dates and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated in the Prospectuses or necessary in order to make the statements in the Prospectuses, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no statement with respect to the financial statements and the notes thereto and other financial and statistical data included in the Registration Statement or the Prospectuses).

In rendering their opinion as aforesaid, counsel may, as to factual and accounting matters, rely upon written certificates or statements of officers of the Company, public and stock exchange officials, or of the auditors or the transfer agents of the Company and, as to matters of law, may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of New York, provided that (1) each such local counsel is reasonably acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance reasonably satisfactory to the Representatives and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon. Reference to the Prospectuses in this paragraph
(c) include any supplements thereto at the Closing Date.

         (d) The U.S. Representatives shall have received from Testa, Hurwitz & Thibeault, LLP, United States counsel for the Underwriters, and from Osler, Hoskin & Harcourt, Canadian counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectuses (together with any supplement thereto) and other related matters as the U.S. Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (e) The Company shall have furnished to the U.S. Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, in their capacities as such, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the

Prospectuses, any supplements to the Prospectuses and this Agreement and that:

         (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

        (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

       (iii) since the date of the most recent financial statements included in the Prospectuses (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

         (f) At the Execution Time and at the Closing Date, Deloitte & Touche shall have furnished to the U.S. Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the U.S. Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and that they have performed a review of the unaudited interim financial information of the Company for the six-month period ended June 30, 1997 and as at June 30, 1997 in accordance with Statement on Accounting Standards No. 71 and stating in effect that:

         (i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectuses and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act, Canadian Securities Laws and the related published rules and regulations;

        (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its Subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71 of the unaudited interim financial information for the six-month period ended June 30, 1997, and as at June 30, 1997; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Board of Directors of the Company and its Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to June 30, 1997, nothing came to their attention which caused them to believe that:

              (1) any unaudited financial statements included in the Registration Statement and the Prospectuses (including the "Unaudited Selected Historical

         Consolidated Financial Data Presented in U.S. GAAP") do not comply in form in all material respects with applicable accounting requirements of the Act and Canadian Securities Laws and with the published rules and regulations of the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectuses;

              (2) with respect to the period subsequent to June 30, 1997, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its Subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or decreases in working capital of the Company and its Subsidiaries as compared with the amounts shown on the June 30, 1997 consolidated balance sheet included in the Registration Statement and the Prospectuses, or for the periods from July 1, 1997 to September 30, 1997 or from October 1, 1997 to such specified date there were any decreases, as compared with the corresponding periods in the preceding year, in net revenues, earnings from continuing operations before tax, net earnings, or in primary or fully diluted earnings per share of the Company and its Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the U.S. Representatives; or

              (3) the information included in the Registration Statement and Prospectuses in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and
         Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K and Canadian Securities Laws;

       (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the Registration Statement and the Prospectuses agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation; and

        (iv) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectuses (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of

    Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

         References to the Prospectuses in this paragraph (f) include any supplement thereto at the date of the letter.

         (f-2) At the Execution Time, each auditing firm whose report on financial statements of an entity other than the Company are included in the Prospectuses shall have furnished to the U.S. Representatives a letter, in form and substance satisfactory to the U.S. Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and that they have performed a review of the unaudited interim financial information of such entity for the interim periods presented in the Prospectuses in accordance with Statement on Accounting Standards No. 71 and stating to the effect set forth in paragraph (f) (i) and paragraph (f) (ii) (1) above with respect to such interim financial statements.

         (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the U.S. Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the U.S. Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto).

         (h) At the Execution Time, the Company shall have furnished to the U.S. Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and addressed to the U.S. Representatives, in which each such person agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, or file a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of
Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, with the exceptions stated therein, for a period of 90 days after the date of this Agreement, other than (i) any shares of Common Stock to be sold hereunder, (ii) any option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus to which this Agreement relates and (iii) other than shares of Common Stock disposed of as bona fide gifts approved by Salomon Brothers Inc.

         (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

         (j) The Company shall have caused the Securities to be eligible for trading on the New York Stock Exchange, The Toronto Stock Exchange and the Montreal Exchange upon issuance.

         (k) Prior to the Closing Date, the Company shall have furnished to the U.S. Representatives such further information, certificates and documents as the U.S. Representatives may reasonably request.

         (l) The closing of the purchase of the International Underwritten Securities to be issued and sold by the Company pursuant to the International Underwriting Agreement shall occur concurrently with the closing described herein.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters, this Agreement and all obligations of the U.S. Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the U.S. Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

         The documents required to be delivered by this Section 6 shall be delivered at the office of Stikeman, Elliott, Canadian counsel for the Company, at Commerce Court West, Toronto, Ontario, Canada, on the Closing Date.

         7. Reimbursement of U.S. Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the U.S. Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the U.S. Underwriters, the Company will reimburse the U.S. Underwriters severally through Salomon Brothers Inc on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the U.S. Securities.

         8.  Indemnification and Contribution.   (a)  The Company agrees to
indemnify and hold harmless each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person who controls any U.S. Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, the Canadian Securities Laws, or other Canadian or United States federal, provincial or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any U.S. or International Preliminary Prospectus or in any of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or non-compliance or alleged non-compliance by the Company with the Act, the Exchange Act, Canadian Securities Laws or other Canadian or U.S. federal, provincial or state law or regulation, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the U.S.
Representatives specifically for inclusion therein. The statements in the last paragraph of the cover page regarding delivery of the U.S. Securities, the stabilization legend in block capital letters on page 2 and, under the heading "Underwriting," (i) the sentences related to concessions and reallowances and
(ii) the paragraph related to stabilization set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover page, and the statements in the sixth and seventh paragraphs under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectuses constitute the only such information. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each U.S. Underwriter, but only with reference to written information relating to such U.S. Underwriter furnished to the Company by or on behalf of such U.S. Underwriter through the U.S. Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the U.S. Securities, the stabilization legend in block capital letters on page 2 and the statements in the second and sixth through eleventh paragraphs under the caption "Underwriting" in any Preliminary Prospectus and the Prospectuses constitute the only information furnished in writing by or on behalf of the several U.S. Underwriters for inclusion in any U.S. or International Preliminary Prospectus or the Prospectuses.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the U.S. Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the U.S. Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the U.S. Underwriters on the other from the offering of the U.S. Securities; provided, however, that in no case shall any U.S. Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the U.S. Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such U.S. Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the U.S. Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the U.S. Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the U.S. Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the U.S. Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an U.S. Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an U.S. Underwriter shall have the same rights to contribution as such U.S. Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

         9. Default by an U.S. Underwriter. If any one or more U.S. Underwriters shall fail to purchase and pay for any of the U.S. Securities agreed to be purchased by such U.S. Underwriter or U.S. Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining U.S. Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of U.S. Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of U.S. Securities set forth opposite the names of all the remaining U.S. Underwriters) the U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of U.S. Securities set forth in Schedule I hereto, the remaining U.S. Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the U.S. Securities, and if such nondefaulting U.S. Underwriters do not purchase all the U.S. Securities, this Agreement will terminate without liability to any nondefaulting U.S. Underwriter or the Company. In the event of a default by any U.S. Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the U.S. Representatives shall determine in order that the required changes in the Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting U.S. Underwriter of its liability, if any, to the Company and any nondefaulting U.S. Underwriter for damages occasioned by its default hereunder.

         10. Termination. This Agreement shall be subject to termination in the absolute discretion of the U.S. Representatives, by notice given to the Company prior to delivery of and payment for the U.S. Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission, any of the Canadian Securities Regulatory Authorities or by the New York Stock Exchange, the Toronto Stock Exchange or the Montreal Exchange, or trading in securities generally on any of such exchanges shall have been suspended or limited or minimum prices shall have been established on any of such exchanges, (ii) a banking moratorium shall have been declared by Canadian or U.S. Federal authorities or by New York State or Province of Ontario authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Canada of a national emergency or war, or any calamity or crisis or material adverse change in general economic, political or financial conditions the effect of which on financial markets is such as to make it, in the sole judgment of the U.S.
Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the U.S. Prospectus (exclusive of any supplement thereto).

         11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the U.S. Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the U.S. Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the U.S. Representatives, will be mailed, delivered or telefaxed to the Salomon Brothers Inc General Counsel (fax no.: (212) 783-1752) and confirmed to the General Counsel, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048, Attention:
General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to the General Counsel of the Company (fax no.: (905) 521- 9160) and confirmed to the General Counsel, care of Philip Services Corp., at 100 King Street West, Hamilton, Ontario, Canada L8N 4J6.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

         14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         15. Appointment of Agent for Service. By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed Philip Environmental (New
York), Inc., c/o CT Corporation System, 1633 Broadway, New York, New York 10019 (or any successor) (together with any such successor, the "Agent for Service"), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Securities that my be instituted in any federal or state court in New York County in the state of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and, (iii) agrees that service of process upon the Agent for Service and written notice of said service to the Company (mailed or delivered to its Chief

Financial Officer at its principal office in Hamilton, Ontario, Canada), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect for six years from the date hereof. The Company irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit or proceeding brought in such a court and any claim that any such suit or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any such court or from any legal process thereof (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law.

         16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

         17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

         18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

         "Act" shall mean the Securities Act of 1933, as amended.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Toronto.

         "Canada" means Canada, the provinces thereof, and its territories, its possessions and other areas subject to its jurisdiction.

         "Canadian Person" means any person who is a national or resident of Canada, any corporation, partnership or other entity created or organized in or under the laws of Canada or any political subdivision thereof or any estate or trust the income of which is subject to Canadian income taxation, regardless of its source of its income (other than any non-Canadian branch of any Canadian Person), and shall include any Canadian branch of a person other than a Canadian Person.

         "Canadian Qualifying Jurisdictions" and "Canadian Securities Laws" shall have the meaning set forth in paragraph 1 of Exhibit B to the International Underwriting Agreement.

         "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration

    Statement became or become effective.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

         "Material Adverse Effect" means a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

         "Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus."

         "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

         "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

         "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

         "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement.

         "Subsidiary" shall have the meaning set forth under Rule 405 of the Act.

         "U.S. Preliminary Prospectus" and any "International Preliminary Prospectus", respectively, shall mean any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, referred to in Section 1(a) above and any preliminary prospectus with respect to the offering of the U.S. Securities included in the Registration Statement at the Effective Date that omits Rule 430A Information; and the U.S. Preliminary Prospectus and the International Preliminary Prospectus are hereinafter collectively called the "Preliminary Prospectuses".

         "United States Person" shall mean any person who is a national or resident of the United States, any corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or any estate or trust the income of which is subject to United States federal income taxation, regardless of its source (other than any non-United States branch of any United States Person), and shall include any United States branch of a person other than a United States Person.

         "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.





                  [Remainder of page intentionally left blank]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several U.S. Underwriters.


                                Very truly yours,

                                PHILIP SERVICES CORP.

                                By: ______________________
                                     Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:  SALOMON BROTHERS INC

By:  ____________________
     Vice President

For themselves and the other
several U.S. Underwriters
named in Schedule I to the foregoing
Agreement.

                                                                      SCHEDULE I
                                                                      ----------


                                                          Number of Shares
                                                                to be
Underwriters                                                  Purchased
------------                                              ----------------


Salomon Brothers Inc .................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated ...
BT Alex. Brown Incorporated...........................
Morgan Stanley & Co. Incorporated.....................
Oppenheimer & Co., Inc................................



                                                             ____________

     Total ...........................................        15,000,000
                                                             ============

                                                                       EXHIBIT A
                                                                       ---------
                             PHILIP SERVICES CORP.

                        Public Offering of Common Stock
                        -------------------------------

                                                                          , 1997

SALOMON BROTHERS INC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
      As U.S. Representatives of the several
      U.S. Underwriters,
c/o SALOMON BROTHERS INC
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

     This letter is being delivered to you in connection with the proposed U.S. Underwriting Agreement (the "Underwriting Agreement"), between Philip Services Corp., an Ontario corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Shares, no par value (the "Common Shares"), of the Company.
     In order to induce you and the other U.S. Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Brothers Inc, offer, sell, contract to sell, pledge or otherwise dispose of, or file a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934 with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Salomon Brothers Inc.
     The undersigned acknowledges that the Company and you have agreed that all directors and executive officers of the Company who are party to a similar agreement may transfer up to an aggregate of 500,000 Common Shares within such 90-day period. The details of such permitted transfers, including the specific directors and executive officers who may effect such transfers, shall be as agreed between the Company and Salomon Brothers Inc.

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.


                           Yours very truly,


                           [Signature of officer, director or major shareholder] [Name and address of officer, director or major shareholder]